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                                                                    EXHIBIT 10.8

                                PROMISSORY NOTE


$347,500.00                                                    Las Vegas, Nevada
                                                              September 22, 1997

     FOR VALUE RECEIVED, Inco Homes Corporation, a Delaware corporation ("Maker"), hereby promises to pay to the order of Thomas Hantges, as to an undivided 67% interest, and Joe Milanowski, as to an undivided 33% interest (as assignee of USA Commercial Mortgage Company, Inc., a Nevada corporation) ("Holder") at Las Vegas, Nevada, or at such other place as the then holder hereof may from time to time designate in writing, the principal amount of THREE HUNDRED FORTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($347,500.00) (the "Note Amount"), in lawful money of the United States of America, without set-off or counterclaim, together with interest on the principal balance hereof outstanding from time to time at the interest rate hereinafter set forth. This Note is executed in accordance with the Placement Agreement Between Maker and USA Commercial Mortgage Company, Inc., dated of even date herewith. Maker further agrees as follows:

     Maturity Date.  If not sooner paid, the unpaid principal balance hereof,
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together with all unpaid interest accrued thereon (if any), and all other amounts payable by Maker hereunder shall be due and payable on March 22, 1999 (the "Maturity Date").

     1.  Payments. The Note Amount shall be paid in full on or prior to the
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Maturity Date.

     2.  Default Interest. Upon any default hereunder, and continuing until such
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time as such default has been fully and completely cured, the Note Amount shall bear interest at the rate of ten percent (10%) per annum. Such interest shall begin accruing on the unpaid portion of the Note Amount on the first day of the default and shall be payable on the first day of each month thereafter, or on demand if sooner demanded; provided, however, that if the default is a failure to pay any sum due hereunder, Maker shall have five (5) days from the date such sum became due to cure such default, during which period the interest shall not accrue. If such default is not cured within the five (5) day grace period, the interest will be deemed to have begun accruing on the date such sum became due. Maker acknowledges that upon the occurrence of an Event of Default, the damages to Holder would be extremely difficult to ascertain, including the Holder's lost profit and loss of use of the funds evidenced hereby and expense incurred in connection with such default and that the accrual of interest is a fair and reasonable estimate of the loss to the Holder incurred by virtue of such default.

     3.  Late Charge. Maker acknowledges that if any payment is not made when
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due or if the entire amount due under this Note is not paid by the Maturity
Date, the holder hereof will incur extra administrative expenses (i.e., in addition to expenses incident to the receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because the actual damage is suffered by the holder hereof by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Maker agrees that five percent (5%) of the amount so delinquent shall be the amount of damages to which such holder is entitled, upon such breach, in compensation therefore. Therefore, Maker shall, in the event any payment required under this Note is not paid within five (5) days after the date when such payment becomes due and payable, without further notice, pay to the holder hereof as such holder's sole monetary recovery to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of such
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delinquent payment. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in performance of the obligations of Maker to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by the holder hereof to forbear any collection of any delinquent payment or in exercising any of its rights and remedies, or be construed as in any way giving Maker the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the holder hereof to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such holder to collect such delinquent payments and any other amounts provided to be paid hereunder or to declare a default hereunder.

     4.  Application of Payments. Every payment received with respect hereto is
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to be applied as follows: first to the payment of any costs, expenses, charges or fees due and owing from Maker to Holder under the terms of this Note; second, to the payment of any accrued interest on the principal balance remaining unpaid from time to time; and third, to reduce the principal balance hereof.

     5.  Prepayment. Any time prior to the Maturity Date Maker may prepay this
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Note.

     6.  Costs of Collection. Maker promises to pay all costs, expenses and
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reasonable attorneys' fees ("reasonable" being the fees charged at the normal hourly rates of Holder's attorneys) incurred by Holder in the exercise of any remedy (with or without litigation), in any proceeding for the collection of the debt represented by this Note or the realization upon any security securing this Note, in protecting or sustaining the lien or priority of said other security; in any adversary proceeding or contested matter, whether or not brought by Holder, under the Federal Bankruptcy Code or Rules or arising in or related to a case under the Federal Bankruptcy Code or Rules, including without limitation any costs or fees incurred in filing proofs of claim, attending hearings or in any proceeding relating to the automatic stay provided by 11 U.S.C. (S) 362; or in any litigation or controversy arising from or in connection with this Note, including any bankruptcy, receivership, injunction or other proceeding, or any appeal from or petition for review of any of the foregoing, in which the Holder prevails. If a judgment is obtained thereon which includes an award of attorneys' fees, such attorneys' fees, costs and expenses shall be in such amount as the court shall deem reasonable, which judgment shall bear interest at fifteen percent (15%) per annum from the date it is rendered to and including the date of payment to Holder.

     7.  Defaults; Acceleration. The occurrence of any Event of Default (as
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hereinafter defined) shall be a default hereunder.  Upon the occurrence of an
Event of Default, Holder may declare the entire principal balance of the Note then outstanding (if not then due and payable) and all other obligations of Borrower hereunder to be due and payable immediately. Subject to the applicable provisions of law, upon any such declaration, the principal of the Note and accrued and unpaid interest, and all other amounts to be paid under this Note shall become and be immediately due and payable, anything in this Note to the contrary notwithstanding.

     The occurrence of any one or more of the following, whatever the reason therefor, shall constitute an "Event of Default" hereunder:

         (a) Maker shall fail to pay the Note Amount or any installment thereof when due; or

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         (b) Maker shall fail to perform or observe any term, covenant or agreement contained in this Note or any document delivered in connection herewith (the "Loan Documents") on its part to be performed or observed, other than the failure to make a payment covered by subsection (a), and such failure shall continue uncured as of the earlier of thirty (30) calendar days after the occurrence of such failure or ten (10) calendar days after written notice of such failure is given by Holder to Maker (the cure period set forth in this subsection (b) shall not apply to any other Event of Default); or

         (c) any representation or warranty contained in any document made or delivered pursuant to or in connection with this Note proves incorrect or to have been incorrect in any material respect when made; or

         (d) Maker (which term shall include any entity comprising Maker) is dissolved or liquidated, or otherwise ceases to exist, or all or substantially all of the assets of Maker are sold or otherwise transferred without Holder's written consent; or

         (e) Maker is the subject of an order for relief by the bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Maker applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer ("Receiver"); or any Receiver is appointed without the application or consent of Maker, and the appointment continues undischarged or unstayed for thirty (30) calendar days; or Maker institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of Maker, and continues undismissed or unstayed for thirty (30) calendar days; or any judgment, writ, attachment, execution or similar process is issued or levied against all or any part of the Property or Maker, and is not released, vacated or fully bonded within thirty
(30) calendar days after such issue or levy; or

         (f) there shall occur a material adverse change in the financial condition of Maker from its respective financial conditions as of the date of this Note, as determined by Holder in its reasonable discretion.

     8.  Assignment By Holder. Holder may assign its rights hereunder or obtain
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participants in this Note at any time, and any such assignee, successor or participant shall have all rights of the Holder hereunder.

     9.  Multiple Parties. A default on the part of any one entity comprising
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Maker shall be deemed a default on the part of Maker hereunder.

    10.  Waivers. Maker hereby waives presentment, demand of payment, notice of
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dishonor, protest, and notice of nonpayment, and any and all other notices and demands whatsoever. No covenant, conditions, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in writing executed by the Holder.

    11.  Construction. This note shall be governed by and construed in
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accordance with the laws of the State of Nevada, and all sums referred to herein shall be calculated by reference to and payable in the

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lawful currency of the United States. This Note has been reviewed and negotiated by Maker and Holder at arms' length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either party. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope of intent of this Note.

    12.  Collateral. This Note shall be secured by a deed of trust encumbering
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certain real property owned by Maker in San Bernardino County, California.

    13.  Partial Invalidity. If any section of provision of this Note is
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declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

    14.  Venue. The venue of any action brought in connection with this Note
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shall be laid in Clark County, Nevada.

                                     "MAKER":

                                     Inco Homes Corporation, a
                                     Delaware corporation


                                     By:  ___________________________
                                          Ira Norris, President

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